EXHIBIT 10.25

                              ZIONS BANCORPORATION
                           DEFERRED COMPENSATION PLAN
                                 TRUST AGREEMENT

     This Agreement is made effective as of the 1st day of January, 2001, by and between Zions Bancorporation (the Company) and Zions First National Bank, (the "Trustee").

                                    RECITALS:

     A. The Company has established the Zions Bancorporation Deferred Compensation Plan (the "Plan") to provide deferred compensation to eligible employees of the Company and to eligible employees of those subsidiaries of the Company who adopt the Plan (the Subsidiaries"). (Collectively the Company and the adopting Subsidiaries are "Employers" and, individually, they may sometimes be referred to as the "Employer").

     B. The Employers have incurred or expect to incur liability under the terms of the Plan with respect to the Executives of each Employer who participate in the Plan (the "Plan Participants").

     C. The Company, as grantor, wishes to establish a trust (hereinafter called the "Trust"), and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's and each Subsidiary's creditors in the event of the Company's or a Subsidiary's Insolvency, as herein defined, until paid to the Plan Participants in the manner and at the times as specified in the Plan.

     D. It the intention of the Company that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for select management or highly compensated employees of the Employers as described in Title I of the Employee Retirement Income Security Act of 1974.

     E. It is the intention of the Company to make contributions to the Trust to assist in fulfilling the obligations under the Plan to the Plan Participants, the amount of which contributions shall be determined in accordance with the terms of the Plan.

     NOW THEREFORE the Company hereby establishes this Trust, which shall be comprised, held and disposed of as follows:

Section 1.  ESTABLISHMENT OF TRUST.
            ----------------------

     (a) The Company herewith deposits with the Trustee in trust the sum of $10.00, which will become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. All contributions received by the Trustee together with income thereon (the "Trust Fund") shall be held, managed and administered by the Trustee pursuant to the terms of the Trust.

     (b) The Trust hereby established is revocable by the Company and each Subsidiary as to itself and its employees. It shall become irrevocable upon a Company Change of Control as defined herein.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Employers and shall be used exclusively for the uses and purposes of the Employers, the Plan Participants and general creditors of the Company and the Subsidiaries as herein set forth. The Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan Participants and their beneficiaries against their Employer. Any assets held by the Trust will be subject to the claims of the Company's and each Subsidiary's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Company, in its sole discretion, and each Subsidiary (subject to the discretion of the Company) may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Deposits to the Trust by a Subsidiary may be direct or indirect, as determined by the Company. Neither the Trustee nor any Plan Participant or beneficiary shall have any right to compel additional deposits and the Trustee shall have no duty or responsibility thereto.

Section 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.
            ------------------------------------------------------

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of a Plan Participant (and his/her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to a Plan Participant and his/her beneficiaries in accordance with the Payment Schedule. The Trustee shall not be liable for the proper application of any part of the Trust Fund and shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed status or condition of any recipient. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the subject Employer.

     (b) The entitlement of a Plan Participant or his/her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) An Employer may make payment of benefits directly to a Plan Participant or his/her beneficiaries as they become due under the terms of the Plan. The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to a Plan Participant or his/her beneficiaries. In addition, if an Employer elects to fund payments to a Participant from the Trust and the principal of the Trust, and any earnings thereon, are not sufficient to make payment in full of benefits due to the Participant in accordance with the terms of the Plan, the Employer (of that Participant) shall make the balance of each such payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient.

Section 3.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
            --------------------------------------------------
                    BENEFICIARY WHEN AN EMPLOYER IS INSOLVENT.
                    -----------------------------------------

     (a) The Trustee shall cease payment of benefits to all Participants and beneficiaries who are or were employed by an Employer if that Employer is Insolvent. An Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of each Employer under federal and state laws as set forth below.

          (1) The Board of Directors and the President of the Employer shall have the duty to inform the Trustee in writing of the Employer's Insolvency. If a person claiming to be a creditor of an Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to all Plan Participants and beneficiaries of that Employer.

          (2) Notwithstanding the fact that the Trustee is a department within or is a subsidiary of the Company or an Employer, unless the Trustee has actual knowledge of an Employer's Insolvency, or has received notice from the Employer or a person claiming to be a creditor alleging that an Employer is Insolvent, the Trustee shall have no duty to inquire whether an Employer is Insolvent. The Trustee may in all events rely on such evidence concerning an Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning an Employer's solvency.

          (3) If at any time the Trustee has determined that an Employer is Insolvent, the Trustee shall discontinue payments to all Plan Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of the Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of any Plan Participant or his/her beneficiaries to pursue their rights as general creditors of such Employer with respect to benefits due under the Plan or otherwise.

          (4) The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes payments, the first payment following discontinuance shall include the aggregate amount of all payments due to a Plan Participant or his/her beneficiaries under the terms of the Plan for the period of the discontinuance, less the aggregate amount of any payments made to the Plan Participants and their beneficiaries by the Employer in lieu of the payments provided for hereunder during any period of discontinuance.

Section 4.  PAYMENTS TO EMPLOYER.
            --------------------

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, no Employer shall have the right or power to direct the Trustee to return to the Company or any Employer or divert to others any of the Trust assets before all payment of benefits have been made to all Plan Participants and their beneficiaries pursuant to the terms of the Plan.

Section 5.  INVESTMENT AUTHORITY.
            --------------------

     (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with any Plan Participant.

     (b) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity.

Section 6.  DISPOSITION OF INCOME.
            ---------------------

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.  ACCOUNTING BY TRUSTEE.
            ---------------------

     The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. Within 90 days after the close of each fiscal year (or such other date as may be agreed upon in writing between the Company and the Trustee), and within 120 days after the effective date of the resignation of the Trustee as provided in Section 10 hereof, the Trustee shall deliver to the Company (who shall forward to each Employer) a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchase or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  RESPONSIBILITY OF THE TRUSTEE.
            -----------------------------

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company, an Employer and/or another party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys fees and expenses) relating thereto and be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding the provisions of Section 8(e), the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.  COMPENSATION AND EXPENSES OF THE TRUSTEE.
            ----------------------------------------

     The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.  RESIGNATION OR REMOVAL OF THE TRUSTEE.
             -------------------------------------

     (a) The Trustee may resign at any time by written notice to the Company which shall be effective twenty (20) days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) Except as set forth in Section 10 (c), a Trustee may be removed by the Company on twenty (20) days notice or upon shorter notice accepted by the Trustee.

     (c) Upon a Change of Control, as defined herein, the Trustee shall appoint an independent third party as successor Trustee. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (d) If the successor Trustee appointed pursuant to subpart 10 (c) above resigns within 5 years of a Change of Control, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

     (e) Upon resignation or removal of the Trustee and appointment of the successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (f) If a Trustee resigns or is removed, or otherwise fails or ceases to serve, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of the resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  APPOINTMENT OF SUCCESSOR.
             ------------------------

     (a) If a Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, or otherwise fails or ceases to serve, the Company may appoint a third party as a successor Trustee. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b) If a Trustee resigns or is removed pursuant to the provisions of
Section 10(d) hereof or otherwise ceases or fails to serve, the previous Trustee may appoint any third party as successor Trustee. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
Section 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.  AMENDMENT OR TERMINATION.
             ------------------------

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof. Actions of the Trustee may be evidenced by a written instrument signed by the Trustee, and all third parties shall be entitled to rely on such written instrument.

     (b) The Trust shall not terminate until the date on which all Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

Section 13.  MISCELLANEOUS.
             -------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

     (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(b) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, a beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company or a reorganization, merger, or consolidation, in each case, with respect to which persons who are stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

Section 14.  EFFECTIVE DATE.
             --------------

     The effective date of this Trust Agreement shall be January 1, 2001.

     IN WITNESS WHEREOF the Company and the Trustee have executed this Agreement.

                                         "COMPANY"

                                         ZIONS BANCORPORATION


                                         By:__________________________
                                         Its: ________________________


                                         "TRUSTEE"

                                         ZIONS FIRST NATIONAL BANK


                                         By:___________________________
                                         Its:__________________________